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                                                                   Exhibit 10.13

                                     FORM OF

                           EMPLOYEE MATTERS AGREEMENT

                          DATED AS OF __________, 2002

                                 BY AND BETWEEN

                                MERCK & CO., INC.

                                       AND

                           MEDCOHEALTH SOLUTIONS, INC.





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                           EMPLOYEE MATTERS AGREEMENT

                  This EMPLOYEE MATTERS AGREEMENT, is made as of ______, 2002 (the "Employee Matters Agreement"), by and between Merck & Co., Inc. ("Merck") and MedcoHealth Solutions, Inc. ("Medco") (each of Merck and Medco, a "Party," and, collectively, the "Parties"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in Section 1 hereof.

                                    RECITALS

                  WHEREAS, the Parties have entered into a Master Separation and Distribution Agreement (the "MSDA"), dated as of ____________, 2002, relating to the separation of the "Medco Group" (as defined in the MSDA) from the Merck Group (as defined in the MSDA) (the "Separation");

                  WHEREAS, in connection with the Separation, a number of shares of common stock, par value $.01 per share of Medco ("Medco Common Stock") held by Merck will be sold to the public in an initial public offering (the "IPO") pursuant to a registration statement on Form S-1 (Registration No. 333-___) (the "IPO Registration Statement"), reducing Merck's ownership of Medco by less than 20%;

                  WHEREAS, Merck currently contemplates that, within twelve months following the consummation of the IPO, Merck will distribute to the holders of its common stock, by means of a pro rata distribution, an exchange offer for outstanding shares of common stock of Merck or a combination of both (the "Distribution"), all of the shares of Medco Common Stock then owned by Merck; and

                  WHEREAS, the MSDA contemplates that the Parties will enter into this Employee Matters Agreement to allocate between themselves the responsibilities, obligations and liabilities relating to employee compensation and benefits.

                  NOW, THEREFORE, in consideration of the covenants and agreements set forth below, the Parties agree as follows:

          1. DEFINITIONS As used in this Employee Matters Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

          (a) "Ancillary Agreements" shall have the meaning set forth in the MSDA but, for purposes of this Employee Matters Agreement, shall exclude this Employee Matters Agreement.

          (b) "COBRA" shall mean the continuation coverage requirements of
Section 4980B(f) of the Code and Section 601 of ERISA.

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          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Distribution" shall have the meaning set forth in the MSDA.

          (e) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (f) "ERISA Affiliate" shall mean with respect to any Person (as defined in the MSDA), each business or entity which is a member of a "controlled group of corporations," under "common control" or a member of an "affiliated service group" with such Person within the meaning of Sections 414(b), (c) or
(m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or under "common control" with such Person, within the meaning of Section 4001(a)(14) of ERISA.

          (g) "Former Sourced Employees" shall mean employees of Merck who on January 29, 2002 (a) performed services for and served in the workforce of the Medco Business (as defined in the MSDA) but whose employment with Merck ended on or after January 29, 2002 but prior to the "Effective Date" of the Leasing Agreement (as hereinafter defined) and who, but for such termination of employment would have been Sourced Employees (as defined in the Leasing Agreement), or (b) were former employees of the Medco Group on assignment with a member of the Merck Group but whose employment with the Merck Group ended on or after January 29, 2002 but prior to the date of this Employee Matters Agreement and who, but for such termination of employment would have been Foreign Assignment Employees (as hereinafter defined).

          (h) "Medco Benefit Arrangements" shall mean any and all pension, supplemental pension, accidental death and dismemberment, life and health insurance and benefits (including medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health and short- and long-term disability), savings, bonus, deferred compensation, incentive compensation, equity compensation, holiday, vacation, severance pay, salary continuation, tuition reimbursement, service award, company car, scholarship, relocation, patent award, fringe benefit and other employee benefit plans, programs, policies, agreements and arrangements, including, but not limited to, each "employee benefit plan" (as defined in Section 3(3) of ERISA), in each case, established, sponsored or maintained by any member of the Medco Group.

          (i) "Medco Employees" shall mean all persons who are employees of any member of the Medco Group.

          (j) "Merck Benefit Arrangements" shall mean any and all pension, supplemental pension, accidental death and dismemberment, life and health insurance and benefits (including medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health and short- and long-term disability), savings, bonus, deferred


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compensation, incentive compensation, equity compensation, holiday, vacation, severance pay, salary continuation, tuition reimbursement, service award, company car, scholarship, relocation, patent award, fringe benefit and other employee benefit plans, programs, policies, agreements and arrangements, including, but not limited to, each "employee benefit plan" (as defined in Section 3(3) of ERISA), in each case, established, sponsored or maintained by any member of the Merck Group.

          (k) "Merck Employees" shall mean all persons who are employees of any member of the Merck Group.

          (l) "Merck Transferees" shall mean those Sourced Employees, Medco-Dedicated Employees (as hereinafter defined) and Foreign Assignment Employees who accept employment with Medco.

          (m) "Separation Date" shall have the meaning set forth in the MDSA.

          2. ASSUMPTION BY MEDCO OF RESPONSIBILITIES, OBLIGATIONS AND LIABILITIES RELATING TO THE MEDCO EMPLOYEES

         (a) Except as expressly set forth in this Employee Matters Agreement (and subject to Section 2(b) hereof) or as otherwise required by applicable law or as otherwise provided in any of the Ancillary Agreements, as of the Separation Date, (x) the Merck Group shall be solely responsible for its obligation to provide benefits under the Merck Benefit Arrangements in accordance with the terms thereof (including any litigation relating to such obligation) whether arising before, on or after the Separation Date, and (y) the Medco Group shall be solely responsible for all other obligations and liabilities relating to, or arising from, the employment, compensation and employee benefits of the Medco Employees, Former Sourced Employees, Foreign Assignment Employees (other than those Foreign Assignment Employees who are hired into a non-temporary assignment with a member of the Merck Group before January 1, 2003) and the former or future employees of any member of the Medco Group including, without limitation, all obligations and liabilities relating to the Medco Benefit Arrangements (including, without limitation, any failure thereof to comply in form and in operation with ERISA, the Code, the federal securities laws and other applicable law) and any litigation by any Medco Employee, Former Sourced Employee, Foreign Assignment Employee (other than a Foreign Assignment Employee who is hired into a non-temporary assignment with a member of the Merck Group before January 1, 2003) or former or future employee of any member of the Medco Group relating to employment, termination of employment, compensation (including, without limitation, equity compensation and the subject matter of Section 3(a)(iv)) or employee benefits, whether or not arising from the treatment of the subject matter hereof and whether arising before, on or after the Separation Date, other than claims or suits brought by any Medco Employee (or former employee of Medco), Former Sourced Employee or Foreign Assignment Employee who was employed in


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Merck's Finance, Legal, Public Affairs, Information Services or Human Resources
department under any state or federal civil rights law based on the action of a Merck Employee, other than a Sourced Employee.

         (b) Except as expressly set forth in this Employee Matters Agreement (including as set forth in clause (x) of paragraph 2(a) hereof) or as otherwise required by applicable law or any of the Ancillary Agreements, as of the applicable Transfer Date, the Medco Group shall be solely responsible for all obligations and liabilities relating to, or arising from, the employment, compensation and employee benefits of the Merck Transferees including, without limitation, all obligations and liabilities relating to the Medco Benefit Arrangements (including, without limitation, any failure thereof to comply in form and in operation with ERISA, the Code, the federal securities laws and other applicable law) and any litigation by any Merck Transferee relating to employment, termination of employment, compensation (including, without limitation, equity compensation and the subject matter of Section 3(a)(iv)) or employee benefits, whether or not arising from the treatment of the subject matter hereof and whether arising before, on or after the applicable Transfer Date, other than claims or suits brought by any Merck Transferee who was employed in Merck's Finance, Legal, Public Affairs, Information Services or Human Resources department under any state or federal civil rights law based on the actions of a Merck Employee, other than a Sourced Employee.

         (c) Medco shall indemnify the Merck Group and hold the Merck Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group as a result of any such entity being held jointly and/or severally liable, on, before or after the date the Distribution is completed, under Code Sections 412, 4971 or 4980B, ERISA Sections 302 or 601 through 609 or Title IV of ERISA, by reason of being considered to have been an ERISA Affiliate with any member of the Medco Group on or before the date the Distribution is completed, including, without limitation, for any withdrawal liability (within the meaning of Section 4201 of ERISA) incurred with respect to any "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

         (d) Merck shall indemnify the Medco Group and hold the Medco Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Medco Group as a result of any such entity being held jointly and/or severally liable, on, before or after the date the Distribution is completed, under Code Sections 412, 4971 or 4980B, ERISA Sections 302 or 601 through 609 or Title IV of ERISA, by reason of being considered to have been an ERISA Affiliate with any member of the Merck Group on or before the date the Distribution is completed, including, without limitation, for any withdrawal liability (within the meaning of Section 4201 of ERISA) incurred with respect to any "multi-employer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.


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         (e) Medco shall promptly reimburse the Merck Group, upon Merck's reasonable request, for the cost of any obligations or liabilities satisfied by the Merck Group that are or have been made the responsibility of the Medco Group whether pursuant to this Employee Matters Agreement or otherwise.

         (f) Merck shall promptly reimburse the Medco Group, upon Medco's reasonable request, for the cost of any obligations or liabilities satisfied by the Medco Group that are or have been made the responsibility of the Merck Group whether pursuant to this Employee Matters Agreement or otherwise.

          3.        ESTABLISHMENT OF MEDCO BENEFIT ARRANGEMENTS

          (a) Medco shall establish the following Medco Benefit Arrangements on or before such times as are set forth below:

          (i) Equity Incentive Plan. Prior to the Separation Date, Medco shall have adopted an equity incentive plan for the purpose of making equity-based incentive awards relating to the common stock of Medco. Subject to Section 3(f), equity awards shall be made thereunder as of and at such times, in such amounts and to such persons as Medco shall determine.

          (ii) Medco Annual Incentive Program. Effective for the performance year of Medco commencing January 1, 2003, Medco shall adopt an annual cash incentive program for the benefit of the Medco Employees and the Merck Transferees. Such plan shall contain such terms as Medco shall determine. The Medco Employees and the Merck Transferees shall be eligible to participate in such plan as Medco shall determine with respect to such performance year. Medco shall reimburse Merck for bonuses paid to Medco Employees and Merck Transferees (other than the Sourced Employees, to whom the Leasing Agreement (as hereinafter defined) shall apply) in respect of 2002 under the Merck Annual Incentive Program, to the extent that Merck pays such bonuses. Such reimbursement shall be made within five days of the date on which such bonuses are paid or in accordance with such other procedures agreed to by the Parties. Except with respect to their benefits under the Merck Annual Incentive Program in respect of performance year 2002, effective December 31, 2002, the Medco Employees and the Merck Transferees shall cease to participate in the Merck Annual Incentive Program.

          (iii) Retiree Health Plan. On or prior to the date the Distribution is completed, Medco shall amend the Merck-Medco Medchoice Retiree Health Benefits Plan (the "Medco Retiree Health Plan") to provide retiree medical benefits to union Medco Employees on the same terms applicable to non-union Medco Employees under the Medco Retiree Health Plan as in effect on such date or on such other terms as may be required by any applicable collective bargaining agreement. As of the date the amendment is completed, Medco shall be responsible for and shall assume all liabilities,


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responsibilities and obligations for all post-retirement medical benefits under the Merck & Co., Inc. Medical, Dental and Long-Term Disability Plan for Union Employees (the "Merck Union Retiree Health Plan") in respect of union Medco Employees and former union employees of any member of the Medco Group. Until the date the amendment is completed, Medco shall continue to fulfill its obligations to Merck under all existing arrangements (and any subsequent changes thereto agreed to by the Parties) pursuant to which Medco has obligations to Merck by reason of provision of benefits under the Merck Union Retiree Health Plan to union Medco Employees and former union employees of any member of the Medco Group.

          (iv) Medco Deferral Plan. On or before September 1, 2002, Medco shall establish an unfunded plan for the benefit of certain of the Medco Employees and the Merck Transferees for the purpose of providing deferred compensation for a select group of management or highly compensated employees (the "Medco Deferral Plan"). The terms of the Medco Deferral Plan shall contain such terms as Medco shall determine, but shall be subject to prior approval by Merck (which shall not be unreasonably withheld). As soon as practicable after deferrals are credited to accounts under the Merck & Co., Inc. Deferral Program (the "Merck Deferral Plan") in respect of performance year 2002, Medco shall assume all liability for the accounts of those Medco Employees and Merck Transferees who participate in the Merck Deferral Plan and who, on or prior to September 1, 2002 (or such later date as Merck may determine, but in no event later than the date the Distribution is completed), execute a release agreement releasing Merck from its obligations under the Merck Deferral Plan (such Medco Employees and Merck Transferees, the "Merck Deferral Plan Transferees"). The terms of such release agreement shall be determined by Merck in its sole discretion (the "Release Agreement"). Those Medco Employees and Merck Transferees who participate in the Merck Deferral Plan and who do not timely execute the Release Agreement shall be treated as having terminated employment with Merck due to separation for purposes of the Merck Deferral Plan as of the date the Distribution is completed, provided they have not otherwise terminated employment with the Merck Group and the Medco Group on or prior to such date. The total of each account in the Merck Deferral Plan as of the date of such assumption of each Merck Deferral Plan Transferee shall become the opening balance of such Deferral Plan Transferee's account in the Medco Deferral Plan. No deferral elections shall be made in respect of performance year 2003 or any subsequent performance year under the Merck Deferral Plan by Medco Employees or Merck Transferees, whether or not they execute a Release Agreement. Nothwithstanding the foregoing, the Parties may mutually agree that no Release Agreement shall be offered to the Medco Employees or Merck Transferees who participate in the Merck Deferral Plan and that all Medco Employees and Merck Transferees who participate in the Merck Deferral Plan shall be treated as having terminated employment with Merck due to separation for purposes of the Merck Deferral Plan as of the date the Distribution is completed, provided they have not otherwise terminated employment with the Merck


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Group and the Medco Group on or prior to such date. Following the assumption of liabilities described in this Section 3(a)(iv), the Medco Group shall be solely responsible for all obligations and liabilities relating to, or arising from, the Merck Deferral Plan in respect of Merck Deferral Plan Transferees, and except for Merck's obligation to provide benefits attributable to deferral elections prior to performance year 2003 to those Medco Employees and Merck Transferees who do not execute a Release Agreement, Medco shall indemnify the Merck Group and hold the Merck Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group in connection with the subject matter of this Section 3(a)(iv).

          (b) In addition to the Medco Benefit Arrangements to be adopted and established pursuant to Section 3(a), Medco shall establish such other Medco Benefit Arrangements and such other practices and policies relating thereto as it deems necessary and appropriate for the purpose of providing compensation and employee benefits to the Medco Employees and the Merck Transferees.

          (c) Medco shall cause each Medco Benefit Arrangement in which a Merck Transferee participates to grant each such Merck Transferee credit for all service with the Merck Group for all purposes other than (i) accruals of benefits under any defined benefit pension plan maintained by the Medco Group and (ii) any Medco Benefit Arrangement adopted after the Separation Date to the extent that the prior service of similarly situated Medco Employees is not so credited. With respect to Medco Benefit Arrangements in which Medco Employees or Merck Transferees participate, Medco shall use its best efforts to cause its insurance carriers to waive all applicable proof of insurability requirements.

          (d) Except as set forth in this Section 3, nothing in this Employee Matters Agreement shall prohibit Medco from amending, modifying or terminating any Medco Benefit Arrangement following the Separation Date or Merck from amending, modifying or terminating any Merck Benefit Arrangement following the Separation Date.

          (e) The Parties shall take all steps necessary such that all compensation paid to Medco Employees and Merck Transferees, including equity awards granted under the Medco equity incentive plan prior to the date the Distribution is completed, shall constitute qualified performance-based compensation under Section 162(m) of the Code.

          (f) Except as expressly agreed otherwise by the Parties, the Parties shall take all steps necessary such that no issuance of Medco Common Stock shall be made, no Medco stock-based equity award shall be granted and no other action shall be taken if such issuance, grant or other action would preclude the Distribution from being tax-free to Merck and Merck's shareholders. Without limiting the generality of the foregoing, until such time as expressly agreed otherwise by the Parties, Medco agrees that (i) it shall not grant any shares of Medco Common Stock as compensation, or permit any restricted


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stock units to be converted into Medco Common Stock, until after the date the
Distribution is completed, (ii) it shall not permit any options to purchase Medco Common Stock to be exercised prior to the date the Distribution is completed and (iii) it shall not permit any offering period for the purchase of Medco stock under any Medco employee stock purchase plan to end prior to the date the Distribution is completed.

          4.        CESSATION OF PARTICIPATION IN MERCK BENEFIT PLANS AND
                    ARRANGEMENTS

         Except in the case of the Merck Annual Incentive Program, the Merck Deferral Plan and as may be required by applicable law or any of the Ancillary Agreements or with respect to the options to purchase Merck stock held by the Medco Employees and the Merck Transferees after the date the Distribution is completed, effective as of (i) the date the Distribution is completed (or such earlier date as Merck and Medco shall agree), the Medco Employees shall cease to participate in, be covered by, receive benefits under or have any rights under the Merck Benefit Arrangements and (ii) December 31, 2002, the Merck Transferees shall cease to participate in, be covered by, receive benefits under or have any rights under the Merck Benefit Arrangements, except for benefits and rights relating to their participation therein prior to December 31, 2002.

          5.        MEDCO CASH BALANCE PLAN ASSET TRANSFER

          (a) Prior to the date the Distribution is completed, Medco shall establish, or cause to be established, a trust qualified under Section 501(a) of the Code (the "Successor Trust"). Merck shall cause the trustee of the master trust in which the Medco Cash Balance Retirement Plan (the "MCBP") participates (the "Master Trust"), as of the Master Trust's valuation date next following the date the Successor Trust is established (the "Valuation Date"), to value, in a manner consistent with its prior practice, the MCBP's allocable share of the assets of the Master Trust (the "MCBP Asset Value"). As soon as practicable after the determination of the MCBP Asset Value, Merck shall cause the trustee of the Master Trust to transfer to the trustee of the Successor Trust an amount in cash (or if mutually agreed by Merck and Medco in a combination of cash and securities) equal to the MCBP Asset Value (i) increased by interest during the period from the Valuation Date to the date of transfer (the "Interim Period") at an interest rate equal to the interest rate credited from time to time during such period on short-term investments held in the Master Trust (the "Short-Term Rate") and (ii) reduced by (A) benefit payments to employees or their beneficiaries made in accordance with the provisions of the MCBP during the Interim Period plus interest on such benefit payments at the Short-Term Rate from the date of payment until the transfer date and (B) an allocable share of fees and expenses paid by the Master Trust during the Interim Period; provided, however, that no transfer pursuant to this Section 5 shall be made until Medco demonstrates to the reasonable satisfaction of Merck that the MCBP and the Successor Trust satisfy the requirements for qualification under Section 401(a) and Section 501(a) of the Code,


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which evidence Medco shall provide to Merck promptly after the Successor Trust is established.

          (b) Effective as of the date of the transfer of cash or cash and securities described in Section 5(a), the Medco Group shall be solely responsible for all obligations and liabilities relating to, or arising from, the MCBP, and Medco shall indemnify the Merck Group and the Master Trust and hold the Merck Group and the Master Trust harmless from and against any such damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group or the Master Trust in connection with the subject matter of this Section 5.

          6.        MEDCO 401(k) PLAN ASSET TRANSFER

          (a) Prior to the date the Distribution is completed, Medco shall establish, or cause to be established, a trust (the "Medco 401(k) Trust") qualified under Section 501(a) of the Code forming a part of the Merck-Medco Managed Care 401(k) Savings Plan (the "Medco 401(k) Plan"). As soon as practicable after the date that Medco demonstrates to the satisfaction of Merck that the Medco 401(k) Plan and the Medco 401(k) Trust satisfy the requirements for qualification under Section 401(k) and Section 501(a) of the Code (the "Qualification Assurances"), Merck shall cause the trustee of the Merck master trust in which the Medco 401(k) Plan participates (the "MSRT") to transfer, to the Medco 401(k) Trust, assets having a fair market value equal to the portion of the MSRT allocable to the Medco 401(k) Plan. No transfer shall be made unless Medco provides Merck with the Qualification Assurances. The transfer shall be made in cash (or if mutually agreed by Merck and Medco in a combination of cash and securities) and, in the case of any participant loans in respect of Medco Employees, shall include promissory notes or other documentation evidencing such loans. To the extent reasonably necessary for administrative purposes and consistent with applicable law and the fiduciary standards of ERISA, during a period of limited duration, transactions may be suspended under the Medco 401(k) Plan.

          (b) Effective as of the date of the transfer of cash or cash and securities described in Section 6(a), the Medco Group shall be solely responsible for all obligations and liabilities relating to, or arising from, the Medco 401(k) Plan, and Medco shall indemnify the Merck Group and the MSRT and hold the Merck Group and the MSRT harmless from and against any such damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group or the MSRT in connection with the subject matter of this Section 6.

          7.        TRANSFER OF MERCK TRANSFEREE 401(K) ACCOUNTS


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          (a) As soon as practicable after the applicable Transfer Date, the account balances of the Merck Transferees shall be transferred to the Medco 401(k) Plan. The Parties shall cooperate to effect the transfer of any participant loans held by the Merck Transferees (including, without limitation, promissory notes or other documentation evidencing such loans). Any outstanding balances of plan loans in the Merck 401(k) Plan of the Merck Transferees shall be transferred with the underlying accounts.

          (b) Effective as of the date of the transfer described in Section 7(a), the Medco 401(k) Plan shall be solely responsible for all obligations and liabilities relating to, or arising from, the Medco 401(k) Plan in respect of the Merck Transferees and their beneficiaries, and Medco shall indemnify the Merck Group and the Merck 401(k) Plan and hold the Merck Group and the Merck 401(k) Plan harmless from and against any such damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group or the Merck 401(k) Plan in connection with the subject matter of this Section 7.

          (c) Medco agrees that, at all times on and after the Transfer Date, the Merck Transferees shall be fully vested in their benefits accrued under the Medco 401(k) Plan.

          8.        ESTABLISHMENT OF STOCK FUND

          Effective as of the date the Distribution is completed or such earlier date as the Parties shall agree, Medco shall establish a Merck Stock Fund under the Medco 401(k) Plan that is not commingled for investment purposes with a Merck Stock Fund under any benefit plans of the Merck Group. After the date the Distribution is completed, Medco shall allow participants in the Medco 401(k) Plan to retain their investment in shares of Merck Common Stock in the Merck Stock Fund under the Medco 401(k) Plan for such period as Medco shall determine. Participants shall be permitted to transfer investments out of the Merck Stock Fund under the Medco 401(k) Plan, but no new contributions may be invested in and no investments may be transferred into the Merck Stock Fund under the Medco 401(k) Plan. If Medco decides to liquidate the Merck Stock Fund under the Medco 401(k) Plan, Medco shall, after informing Merck in writing at least ten days prior to any such sale, cause the Medco 401(k) Plan to dispose of the Merck Common Stock therein, on the open market, in an orderly manner designed to avoid any disruption of the market for such shares, and in accordance with applicable law and the fiduciary standards of ERISA.

          9. SOURCED EMPLOYEES, MEDCO-DEDICATED EMPLOYEES AND FOREIGN ASSIGNMENT EMPLOYEES

          (a) Medco-Dedicated Employees and Foreign Assignment Employees. On or prior to October 1, 2002, Merck shall identify and list on Exhibit I hereto those Merck Employees (other than the "Sourced Employees" as defined in the Employee Leasing




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Agreement by and between Merck and Medco, dated as of __________, 2002 (the
"Leasing Agreement")) who work in the Merck Group but whose services are primarily dedicated to the business of a member of the Medco Group (the "Medco-Dedicated Employees"). Effective as of January 1, 2003 or such other date as the Parties shall mutually agree (the "Transfer Date"), Medco shall offer to employ, subject to Merck's approval on a case-by-case basis, none, some or all of the Medco-Dedicated Employees and, none, some or all of the Merck Employees listed on Exhibit II hereto (the "Foreign Assignment Employees") on the same terms as set forth in Section 2.5 of the Leasing Agreement but applied with respect to the Medco-Dedicated Employees and the Foreign Assignment Employees; provided, however, that for purposes of such offer, the term "Medco-Dedicated Employees" and "Foreign Assignment Employees" shall (i) exclude any Merck Employees who prior to the Transfer Date voluntarily terminate their employment with Merck or secure another position with Merck in which their service is not primarily dedicated to the business of a member of the Medco Group, (ii) exclude any Merck Employees whose employment is terminated by Merck prior to the Transfer Date, (iii) exclude any Merck Employees who, as of the Transfer Date meet the requirements to receive benefits due to total disability under the Merck & Co., Inc. Long Term Disability Plan for Non-Union Employees and (iv) include, in the case of inter-company employment transfers and employee hirings occurring on or after October 1, 2002, Merck Employees who work for a member of the Merck Group but whose services are primarily dedicated to the business of a member of the Medco Group that are identified by Merck after October 1, 2002 but prior to the Transfer Date; and, provided further however, that Medco shall use commercially reasonable efforts to offer to employ those Medco Dedicated Employees and Foreign Assignment Employees whose qualifications and skills meet the requirements for any open position with any member of the Medco Group that is available prior to January 1, 2003, or such other date as the Parties shall mutually agree. With respect to those Medco Dedicated Employees and Foreign Assignment Employees who accept employment with Medco pursuant to the immediately preceding proviso, "Transfer Date" shall mean the corresponding effective date of such employment with Medco.

          During the period in which Merck is required to provide services to members of the Medco Group under the Transition Services Agreement, Medco shall, following the Transfer Date and for so long as Merck shall request, lease to Merck any Medco-Dedicated Employees who accept employment with Medco pursuant to the preceding paragraph that Merck determines are necessary to fulfill its obligations thereunder. Such employees will be leased to Merck pursuant to an agreement between the Parties containing terms substantially comparable to the terms of the Leasing Agreement.

          Except as expressly set forth in this Section 9 or in Section 2(a) of this Employee Matters Agreement, the Medco Group shall have no liability or obligation with respect to the Medco Dedicated Employees or the Foreign Assignment Employees who do not


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

become Merck Transferees; provided, however, that Medco shall be solely responsible for all claims or suits brought by any Medco Dedicated Employee or Foreign Assignment Employee under any state or federal civil rights law based on Medco's offer to employ (or failure to offer to employ, provided such failure was not as a result of Merck's withholding its approval of the offer) any Medco Dedicated Employee or Foreign Assignment Employee.

          (b) Open Enrollment. The Sourced Employees, the Medco-Dedicated Employees and the Foreign Assignment Employees shall participate in all applicable Medco open enrollment periods in 2002 under the Medco Benefit Arrangements for coverage beginning on the Transfer Date; it being understood that any such employee who (i) becomes a Merck Transferee shall not be entitled to coverage under the Merck Benefit Arrangements by reason of having participated in open enrollment periods under both the Merck Benefit Arrangements and the Medco Benefit Arrangements or (ii) does not become a Merck Transferee shall not be entitled to coverage under the Medco Benefit Arrangements by reason of having participated in open enrollment periods under both the Merck Benefit Arrangements and the Medco Benefit Arrangements.

          (c) Disabled Employees. As of the Transfer Date, Medco shall amend its short-term disability plan to provide to Merck Transferees who are receiving short-term disability benefits as of the Transfer Date coverage during 2003 equivalent to that provided to such Merck Transferees immediately prior to the Transfer Date under the Merck Benefit Arrangements which provided such benefits. Any such employee shall, if he or she becomes totally disabled (as defined under the LTD Plan) during 2003, become a Merck Employee on the date he or she is determined to be totally disabled, and Merck shall amend the LTD plan to credit any service or period of disability while employed by Medco during 2003 for purposes of eligibility to receive benefits thereunder.

          (d) COBRA. Merck shall retain all responsibilities, obligations and liabilities under COBRA and state workers' compensation statutes relating to any Merck Transferee (and, in the case of COBRA benefits, any qualified beneficiary of a Merck Transferee) who becomes entitled to benefits under either of such statutes on or before the Transfer Date.

          (e) Incurred Claims. Merck shall retain all responsibilities, obligations and liabilities for claims arising or incurred on or before the Transfer Date relating to any Merck Transferee under any medical, dental, vision, life insurance, hospitalization, prescription drug, behavioral health or short-term disability plan of Merck. For purposes of this Section 9(e), a claim shall be deemed to have arisen or to have been incurred upon the incurrence of a qualified expense for which reimbursement or payment is sought.

          (f) Employment Bidding Policy. The Parties agree to abide by the terms of the Merck-Medco Transition Employee Bidding Policy attached hereto as Exhibit III hereto.

          (g) Severance Costs. Severance related responsibilities for Sourced Employees shall be determined in accordance with the provisions of the Leasing Agreement, and severance related responsibilities for Medco-Dedicated Employees and Foreign Assignment Employees shall be determined in accordance with the provisions hereof.

          10.       MERCK CAPITAL VENTURES EMPLOYEES

          Not later than the date the Distribution is completed, Merck shall, or shall cause Merck Capital Ventures, LLC ("MCV") to, make offers of employment to those individuals who are employees of Medco and provide services primarily to MCV (the "MVC Offerees"). Such offer of employment by Merck or MCV shall be made at the same corresponding salary as in effect for the MVC Offerees immediately prior to the date of such offer and with participation in Merck Benefit Arrangements determined in the sole discretion of Merck. As of the date of acceptance, Medco shall fully vest those MVC Offerees who accept employment with the Merck Group in their accrued benefits under all applicable Medco Benefit Arrangements. As applicable, Medco shall indemnify and hold harmless the Merck Group for all compensation, benefit and other employment-related liabilities relating to those MVC Offerees (i) who do not accept such employment with the Merck Group or (ii) arising on or prior to date that they become employees of Merck or MCV.

          11.       TREATMENT OF EQUITY AWARDS

          (a) As of the date the Distribution is completed, all outstanding stock options granted prior to February 26, 2002 held by Medco Employees and Merck Transferees under the Merck & Co., Inc. 2001 Incentive Plan (the "Merck 2001 Plan"), the Merck & Co., Inc. 1996 Incentive Plan (the "Merck 1996 Plan") and the Merck & Co., Inc. 1991 Incentive Plan (the "Merck 1991 Plan") shall remain options to purchase Merck stock subject to their terms; provided, that, for purposes of this Section 11(a), such holders shall be considered separated and the corresponding "Separation" provision of the rules and regulations of the foregoing plans applicable to such grants (each a "Separation Provision") shall be applied to such options. Adjustments to the economic terms of such options shall be made in accordance with the corresponding adjustment provisions of the foregoing plans. The formula used in this adjustment will be prescribed by accounting rules and will be designed to put the option holders in the same financial position immediately following the adjustment as existed immediately before the adjustment. In addition, each such option the per share exercise price of which is greater than $57.00 has been amended as of April 1, 2002 to permit, subject to the expiration of the term of the option, each holder thereof who remains employed with a member of the Medco Group following the end of the exercise period prescribed by the corresponding Separation Provision to exercise his or her option until three (3) months following the date he or she ceases to be employed by a member of the Medco Group.

          (b) As of the date the Distribution is completed, all outstanding stock options granted on March 1, 2002 held by Medco Employees and Merck Transferees under the Merck 2001 Plan shall be converted into options to purchase Medco stock in accordance with the terms of, and the rules and regulations thereof applicable to, such grants, and, for purposes of this
Section 11(b), such holders shall not be considered separated. As of the date the Distribution is completed, all outstanding stock options granted on or after February 26, 2002 held by Medco Employees and Merck Transferees under the Merck 2001 Plan shall, unless otherwise provided by the Compensation and Benefits Committee of the Board of Directors of Merck (the "Committee") or it delegee likewise be converted, and, unless otherwise provided by the Committee at the time of grant, such holders shall likewise not be considered separated. The formula used in this conversion will be prescribed by accounting rules and will be designed to put the option holders in the same financial position immediately following the conversion as existed immediately before the conversion.

          (c) All outstanding stock options to purchase Merck stock held by Medco Employees and Merck Transferees under plans other than the Merck 2001 Plan, the Merck 1996 Plan and the Merck 1991 Plan shall remain options on Merck stock and shall continue in accordance with their terms, it being understood that, for purposes of such plans, the employment of such holders shall not be considered terminated as a result of the Distribution or, in the case of the Merck Transferees, due to transfer of employment to the Medco Group and, in any case, shall be considered terminated only if their employment with the Medco Group terminates. Adjustments to the economic terms of such options shall be made in accordance with the corresponding adjustment provisions of the plans.

          (d) Merck shall provide administration functions with respect to options to purchase Merck stock held by employees of the Medco Group, the Merck Transferees and the Foreign Assignment Employees on and after the date the Distribution is completed ("Optionees"). Medco shall notify Merck in writing of
(i) the termination of any Optionee's employment with the Medco Group, and whether such termination is due to gross misconduct or death or otherwise, within five (5) business days thereafter and (ii) any other information, on such basis as Merck shall request in its discretion, for purposes of Merck's administration of such options. Without Merck's prior written consent, Medco shall not communicate with the Optionees regarding the terms of their options on Merck stock, including but not limited to communication regarding the impact a change in their employment status with the Medco Group or the Merck Group may have on such options. Any breach by Medco of this Section 11(d) shall, in addition to any other remedies Merck may have, entitle Merck to the amount of any attorneys' fees incurred by Merck in connection with such breach. Without limiting the foregoing, if Medco fails to timely and correctly notify Merck of the termination of an Optionee's employment with the Medco Group or communicates (or has communicated ) incorrect or misleading information to the Optionee on the status of an option to purchase Merck stock and the Optionee exercises Merck Options that had expired as a result of such termination or that they were not otherwise eligible to exercise, then Medco shall pay Merck the sum of (x) the "spread," which is the product of (i) the number of shares subject to such options and (ii) the difference between the Fair market value of the underlying shares at the time of exercise and the exercise price of such options, plus (y) a fee equal to the lesser of 25% of the spread and $25,000.

          (e) Merck shall indemnify the Medco Group and hold the Medco Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Medco Group in connection with the subject matter of this Section 11, other than (x) those arising as a result of Medco's breach under Section 11(d) hereof or for which Medco is otherwise obligated under Section 11(d) hereof or (y) that arise as a result of incorrect or misleading information provided by Medco (without the consent of Merck) to the Optionees or other Medco Employees regarding options to purchase Merck stock.

          12.       POST-SEPARATION ADMINISTRATION OF PLANS

          Subject to the Transition Services Agreement, the Parties shall administer their respective employee benefit plans consistently herewith, and to the extent necessary amend such plans accordingly, and each Party shall bear all costs and expenses, including but not limited to legal and actuarial fees, incurred from and after the Separation Date in the administration, design, drafting and implementation of any and all plans and compensation structures which it maintains, establishes or creates and the amendment of its existing plans or compensation structures. Medco shall indemnify the Merck Group and hold the Merck Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Merck Group in connection with the subject matter of this Section 12 as it relates to any of the Medco Benefit Arrangements. Except as contemplated by Section 11 hereof, Merck shall indemnify the Medco Group and hold the Medco Group harmless from and against any damages, liabilities, costs or expenses which may be incurred or suffered by any member of the Medco Group in connection with the subject matter of this Section 12 as it relates to any of the Merck Benefit Arrangements.

          13.       SURVIVAL OF AGREEMENTS

         Except as otherwise provided herein, each covenant and agreement of the Parties contained in this Employee Matters Agreement shall survive the date the Distribution is completed until such time as neither party shall have any obligation or be entitled to any benefit thereunder.

          14.       EFFECT IF DISTRIBUTION DOES NOT OCCUR

          If the Distribution is not completed, then all actions and events that are, under this Employee Matters Agreement, to be taken or occur effective as of the date the Distribution is completed, after the date the Distribution is completed or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by the Parties.

          15.       INCORPORATION OF INDEMNIFICATION AND INSURANCE MATTERS
                    AGREEMENT

         Article V of the Indemnification and Insurance Matters Agreement, dated as of _______, 2002, to which Merck and Medco are parties (the "Indemnification Agreement") is hereby incorporated into this Employee Matters Agreement by reference as if set forth fully herein.

          16.       DISPUTE RESOLUTION

         ANY DISPUTE, CONTROVERSY OR CLAIM BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS EMPLOYEE MATTERS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DISPUTES CONCERNING THE VALIDITY, INTERPRETATION OR PERFORMANCE OF OR UNDER THIS EMPLOYEE MATTERS AGREEMENT OR ANY TERM OR PROVISION HEREOF, SHALL BE EXCLUSIVELY GOVERNED BY AND SETTLED IN ACCORDANCE WITH THE PROVISIONS OF
ARTICLE III OF THE INDEMNIFICATION AGREEMENT.

          17.       ORDER OF PRECEDENCE

         The Parties agree that, if any terms of this Employee Matters Agreement conflict with the terms in the MSDA, the terms of this Employee Matters Agreement shall govern with respect to the resolution of such conflict.

          18.       EFFECTIVE TIME

         This Employee Matters Agreement shall become effective upon the Separation Date.

         IN WITNESS WHEREOF, the Parties hereto have executed this Employee Matters Agreement, effective as of the date first written above.


MERCK & CO., INC.                                    MEDCOHEALTH SOLUTIONS, INC.





-----------------------------------   ------------------------------------------
By:                                   By:
Its:                                  Its:





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